NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz

President and

Chief Executive Officer

Telephone:	(360) 828-0700

BBSI

ANNOUNCES THIRD QUARTER 2006 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 4Q06 AND INVESTMENT CONFERENCE PRESENTATION

VANCOUVER, WASHINGTON, October 25, 2006 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $5,562,000 for the third quarter ended September 30, 2006, an improvement of $1,222,000 or 28.2% over net income of $4,340,000 for the third quarter of 2005. Diluted earnings per share for the 2006 third quarter were $.48, as compared to diluted earnings per share of $.40 for the same quarter a year ago.

Net revenues for the third quarter ended September 30, 2006 totaled $69.4 million, an increase of approximately $4.8 million or 7.4% over the $64.6 million for the same quarter in 2005.

	(Unaudited)		(Unaudited)
($ in thousands, except per share amounts)	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
Results of Operations	2006	2005	2006	2005
Revenues:
Staffing services	$ 33,506	$ 36,668	$ 90,734	$ 100,847
Professional employer service fees	35,917	27,883	101,629	72,579
Total revenues	69,423	64,551	192,363	173,426
Cost of revenues:
Direct payroll costs	25,145	27,527	67,827	75,142
Payroll taxes and benefits	20,403	16,651	63,677	47,651
Workers' compensation	7,207	6,664	20,959	18,365
Total cost of revenues	52,755	50,842	152,463	141,158
Gross margin	16,668	13,709	39,900	32,268
Selling, general and administrative expenses	8,362	6,906	23,464	18,627
Depreciation and amortization	335	239	965	692
Income from operations	7,971	6,564	15,471	12,949
Other income, net	733	325	2,035	228
Income before taxes	8,704	6,889	17,506	13,177
Provision for income taxes	3,142	2,549	6,399	5,001
Net income	$ 5,562	$ 4,340	$ 11,107	$ 8,176
Basic earnings per share	$ .49	$ .43	$ .99	$ .89
Weighted average basic shares
Outstanding	11,247	10,209	11,176	9,190
Diluted earnings per share	$ .48	$ .40	$ .95	$ .83
Weighted average diluted shares
Outstanding	11,659	10,884	11,668	9,878

The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison

Barrett Business Services, Inc.

News Release – Third Quarter 2006

October 25, 2006

purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Third Quarter		Nine Months Ended
(in thousands)	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Staffing services	$ 33,506	$ 36,668	$ 90,734	$ 100,847
Professional employer services	240,314	175,404	675,833	451,900
Total revenues	273,820	212,072	766,567	552,747
Cost of revenues:
Direct payroll costs	228,643	172,994	638,855	449,318
Payroll taxes and benefits	20,403	16,651	63,677	47,651
Workers' compensation	8,106	8,718	24,135	23,510
Total cost of revenues	257,152	198,363	726,667	520,479
Gross margin	$ 16,668	$ 13,709	$ 39,900	$ 32,268

Gross revenues of $273.8 million for the third quarter ended September 30, 2006 rose 29.1% over the similar period in 2005. For the nine months ended September 30, 2006, gross revenues of $766.6 million increased 38.7% over the comparable period in 2005.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the third quarters ended September 30, 2006 and 2005 (in thousands):

	(Unaudited)
	Three Months Ended September 30,
	Gross Revenue				Net Revenue
	Reporting Method		Reclassification		Reporting Method
	2006	2005	2006	2005	2006	2005
Revenues:
Staffing services	$ 33,506	$ 36,668	$ -	$ -	$ 33,506	$ 36,668
Professional employer services	240,314	175,404	(204,397)	(147,521)	35,917	27,883
Total revenues	$ 273,820	$ 212,072	$(204,397)	$(147,521)	$ 69,423	$ 64,551
Cost of revenues:	$ 257,152	$ 198,363	$(204,397)	$(147,521)	$ 52,755	$ 50,842

Barrett Business Services, Inc.

News Release – Third Quarter 2006

October 25, 2006

For the nine months ended September 30, 2006 and 2005 (in thousands):

	(Unaudited)
	Nine Months Ended September 30,
	Gross Revenue				Net Revenue
	Reporting Method		Reclassification		Reporting Method
	2006	2005	2006	2005	2006	2005
Revenues:
Staffing services	$ 90,734	$ 100,847	$ -	$ -	$ 90,734	$ 100,847
Professional employer services	675,833	451,900	(574,204)	(379,321)	101,629	72,579
Total revenues	$ 766,567	$ 552,747	$(574,204)	$(379,321)	$ 192,363	$ 173,426
Cost of revenues:	$ 726,667	$ 520,479	$(574,204)	$(379,321)	$ 152,463	$ 141,158

William W. Sherertz, President and Chief Executive Officer, commented: “We are very pleased about achieving record levels for both earnings and revenues during the third quarter, which bode well for a strong 2007.”

The following summarizes the unaudited consolidated balance sheets at September 30, 2006 and December 31, 2005.

Barrett Business Services, Inc.

News Release – Third Quarter 2006

October 25, 2006

	September 30,	December 31,
(in thousands)	2006	2005
Assets
Current assets:
Cash and cash equivalents	$ 60,083	$ 61,361
Marketable securities	2,291	3,548
Trade accounts receivable, net	35,265	26,328
Prepaid expenses and other	3,106	2,514
Deferred income taxes	6,153	5,864
Workers' compensation receivables for insured claims	242	242
Total current assets	107,140	99,857
Marketable securities	404	396
Goodwill, net	26,536	22,516
Intangibles, net	82	5
Property, equipment and software, net	13,587	13,071
Restricted marketable securities and workers'
compensation deposits	2,492	2,041
Deferred income taxes	141	341
Other assets	3,041	1,528
Workers' compensation receivables for insured claims	4,389	4,546
	$ 157,812	$ 144,301
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,323	$ 1,366
Accrued payroll, payroll taxes and related benefits	31,910	28,650
Other accrued liabilities	908	360
Workers' compensation claims liabilities	4,575	5,729
Workers' compensation claims liabilities for insured claims	242	242
Safety incentives liabilities	7,534	7,687
Current portion of long-term debt	-	348
Total current liabilities	46,492	44,382
Long-term debt, net of current portion	-	1,094
Customer deposits	783	663
Long-term workers' compensation claims liabilities	7,791	8,532
Long-term workers' compensation liabilities for insured claims	2,709	2,866
Deferred gain on sale and leaseback	823	914
Stockholders' equity	99,214	85,850
	$ 157,812	$ 144,301

Outlook for Fourth Quarter 2006

The Company also disclosed today limited financial guidance with respect to its operating results for the fourth quarter ending December 31, 2006. The Company expects gross revenues for the fourth quarter of 2006 to range from $273 million to $278 million, an increase of approximately 29% over the fourth quarter of 2005, and anticipates diluted earnings per share for the fourth quarter of 2006 to range from $.43 to $.46 per share, an increase of approximately 20% over the $.37 per share for the same period a

Barrett Business Services, Inc.

News Release – Third Quarter 2006

October 25, 2006

year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the fourth quarter of 2006 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

On October 26, 2006 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss third quarter 2006 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 8556697. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Thursday, October 26, 2006 at 12:00 p.m. PT and ending on November 3, 2006. To listen to the recording, dial (800) 642-1687 and enter conference identification code 8556697.

Investment Conference Presentation

William Sherertz will speak to the investment community at the SunTrust Robinson Humphrey Business Services Conference to be held Thursday, November 9, 2006 in New York City at the LeParker Meridien Hotel.

Statements in this release about future events or performance, including earnings expectations for the fourth quarter of 2006, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and the use of net proceeds of approximately $33 million and other effects of the Company’s 2005 follow-on equity offering, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2005 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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